FOR IMMEDIATE RELEASE

Press Contact:
ENTERTAINMENT FUSION GROUP
Lauren Weissman
Tel: 646-336-6420 | E: lweissman@efgpr.com

Haute Hippie CEO Jesse Cole Joins Naked Board of Directors

New York, NY (August 24, 2015)—Naked Brand Group Inc. (OTCQB: NAKD) (“Naked”), an innovative inner fashion and lifestyle brand, is pleased to announce that apparel industry leader Jesse Cole has joined the Naked Board of Directors. Jesse Cole is an accomplished financier and CEO of popular women’s contemporary brand Haute Hippie. Started by Trish Wescoat Pound, Haute Hippie offers an eclectic, yet luxuriously chic collection of rock ‘n’ roll and bohemian fashion sold globally with over 350 points of distribution in the US including Nordstrom, Neiman Marcus and Saks Fifth Ave.

“We’re thrilled to have Jesse Cole join Naked’s Board of Directors. He has been instrumental in building Haute Hippie into one of the most dynamic contemporary women’s fashion brands and we are confident his experience, creativity and network of relationships will be of great value to the Naked brand,” said Carole Hochman, Chief Executive Officer, Chief Creative Officer and Chairwoman of Naked.

Prior to joining Haute Hippie as CEO in 2012, Cole was Founder and Chief Operator of Schonfeld IBS, a financial services company. Schonfeld IBS grew into a multi-million dollar business. Cole then joined Merlin Institutional where he developed the institutional research sales and trading division as a senior partner. Cole also serves as a member of the Board of Directors for the Ronald McDonald House.

“I have been following Naked since Carole Hochman joined the brand last year,” said Cole. “Carole and Founder Joel Primus have created incredible product and a powerful brand that serves an immediate need in the market today for both men and women. With their leadership, product and momentum, I believe Naked is now positioned to grow to become an industry leader. I am looking forward to bringing my expertise in fundraising, brand strategy and overall industry experience to the team.”

Jesse Cole takes the place of Chris Heyn, who will remain on Naked’s Advisory Board.

ABOUT NAKED
Naked was founded on one basic desire, to create a new standard for how products worn close to the skin fit, feel and function. Naked has a strong and growing retail footprint for its innovative and luxurious men’s innerwear products in some of the best online and department stores in North America including Nordstrom, Hudson Bay, Holt Renfrew, Amazon.com, BareNecessities.com and many more. In 2014, renowned designer and sleepwear pioneer Carole Hochman joined Naked as Chief Executive Officer, Chief Creative Officer and Chairwoman with the goal of growing Naked into a global lifestyle brand. In June 2015, Naked announced a strategic partnership with NBA Miami HEAT star Dwyane Wade. The 3-time NBA Champion, 11-time All Star and Olympic Gold Medalist joined the company's Advisory Board and will serve as Creative Director for a signature collection of men’s innerwear launching 2016. Naked is now headquartered in New York City and plans to expand into other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more.

FORWARD LOOKING STATEMENTS
This news release contains forward-looking statements, which reflect the expectations of management of the Company with respect to potential future events. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, but are not limited to, (i) statements that Jesse Cole’s experience, creativity and network of relationships will be of great value to the Naked brand; (ii) statements that Naked is now positioned to grow to become an industry leader; (iii) statements that in the future Naked plans to expand into other apparel and product categories such as activewear, swimwear, sportswear and more; and (iv) statements that Dwayne Wade will serve as Creative Director for a signature collection of men’s innerwear launching 2016. These forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of such risks and uncertainties, which include, without limitation: an economic downturn or economic uncertainty in the Company’s key markets; the Company’s inability to effectively manage the growth and the increased complexity of its business; the Company’s highly competitive market and increasing competition in the market; the Company’s inability to deliver its products to the market and to meet customer expectations due to problems with its distribution system; the Company’s failure to maintain the value and reputation of its brand; the Company’s failure to raise the capital necessary to carry out its business plan and operations; and other risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission and available at www.sec.gov. These forward-looking statements are made as of the date of this news release, and the Company disclaims any intent or obligation to update the forward-looking statements, or to update the reasons why actual results, performance or developments could differ from those anticipated in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate.